EXHIBIT 5.4

CONSENT OF TETRA TECH CANADA INC.

We hereby consent to the use of our name contained in the technical report entitled Oxide Tailings Project Prefeasibility Study for the Avino Property, Durango, Mexico, NI 43-101 Technical Report dated February 5, 2024, in the Company’s Registration Statement on Form F-10.

TETRA TECH CANADA INC.

Dated: May 13, 2025	By:	/s/ Junjie (Jay) Li
Junjie (Jay) Li, P Eng.